Exhibit 21.1

Independence Realty Trust, Inc.

Subsidiaries

Entity Name	Domestic Jurisdiction	DBA Names
Adley Craig Ranch Apartments Owner, LLC	Texas
Bayview Club Apartments Indiana, LLC	Delaware
Bennington Pond Managing Member, LLC	Delaware
Bennington Pond, LLC	Ohio
Bridgeview Apartments, LLC	Florida	Vantage on Hillsborough
Brookside CRA-B1, LLC	Delaware
Brunswick Point North Carolina, LLC	Delaware
BSF-Arbors River Oaks	Florida
BSF Lakeshore, LLC	Florida
BSF Trails, LLC	Florida
Chelsea Square Apartments Holding Company, LLC	Ohio
Cherry Grove South Carolina, LLC	Delaware
Creekside Corners Georgia, LLC	Delaware
DD CR III, LLC	Georgia
Feldman Equities General Partner, LLC	Delaware
Feldman Equities Operating Partnership LP	Delaware
Feldman Holdings Business Trust 1	Massachusetts
Feldman Holdings Business Trust 2	Massachusetts
Fox Partners, LLC	Texas
Haverford Place Apartments Owner, LLC	Delaware
HPI Collier Park LLC	Delaware
HPI Hartshire LLC	Delaware
HPI Kensington Commons LLC	Delaware	The Commons at Canal Winchester
HPI Riverchase LLC	Delaware
HPI Schirm Farms LLC	Delaware
IR TS Op Co, LLC	Delaware
IRT Captive TRS, LLC	Delaware
IRT Crestmont Apartments Georgia, LLC	Delaware
IRT Global, LLC	Florida
IRT Lenoxplace Apartments Owner, LLC	Delaware
IRT Live Oak Trace Louisiana, LLC	Delaware
IRT Management, LLC	Delaware
IRT OKC Portfolio Owner, LLC	Delaware
IRT OKC Portfolio Member, LLC	Delaware
IRT Renovations, LLC	Delaware
IRT Runaway Bay Apartments, LLC	Delaware
IRT Stonebridge Crossing Apartments Owner, LLC	Delaware
IRT UPREIT Lender, LP	Delaware
IRT UPREIT Lender Limited Partner, LLC	Delaware
IRT Walnut Hill Apartments Owner, LLC	Delaware
Jamestown CRA-B1, LLC	Delaware
JLC/BUSF Associates, LLC	Delaware
Kings Landing LLC	Delaware
Lakes of Northdale Apartments LLC	Delaware
Legacy Apartments Owner, LLC	Alabama
Lucerne Apartments Tampa, LLC	Florida
Meadows CRA-B1, LLC	Delaware
Merce Partners, LLC	Texas
Millenia 700, LLC	Delaware
North Park Apartments Owner, LLC	Georgia
Oxmoor CRA-B1, LLC	Delaware
Pointe at Canyon Ridge, LLC	Georgia
Prospect Park CRA-B1, LLC	Delaware
Rocky Creek Apartments Owner, LLC	Florida
South Terrace Apartments North Carolina, LLC	Delaware
SPG Avalon Apts LLC	Ohio

Entity Name	Domestic Jurisdiction	DBA Names
Thornhill Apartments Owner, LLC	North Carolina
Tides at Calabash North Carolina, LLC	Delaware
TS Big Creek, LLC	Delaware
TS Brier Creek, LLC	Delaware
TS Craig Ranch, LLC	Delaware
TS Creekstone, LLC	Delaware
TS GooseCreek, LLC	Delaware
TS Manager, LLC	Florida
TS Miller Creek, LLC	Delaware
TS New Bern, LLC	Delaware
TS Talison Row, LLC	Delaware
TS Vintage, LLC	Delaware
TS Westmont, LLC	Delaware
Vantage II Owner, LLC	Florida
Wake Forest Apartments, LLC	Delaware
Waterford Landing Apartments, LLC	Delaware